UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2007
CITIZENS FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32041	38-3573852
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

525 Water Street, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (810) 987-8300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On February 27, 2007, Citizens First Bancorp, Inc. (the “Company”) issued a press release which announced that, at their February 22, 2007 meetings, the Company’s Nominating Committee recommended to the Board of Directors, and that the Board of Directors nominated, Walid Demashkieh, M.D., and Janice U. Whipple, J.D., for election to the Company’s Board of Directors for terms expiring at the annual meeting in 2010, or until a successor for each is duly elected and qualifies.
     Robert L. Patterson, whose term on the Company’s Board of Directors, expires at the 2007 Annual Meeting, informed the Nominating Committee that he had reached retirement age and desired to retire; and for those reasons requested that he not be re-nominated for election. Mrs. Whipple was nominated to succeed Mr. Patterson. She has been a member of the Board of Directors of Citizens First Savings Bank, the Company’s wholly owned subsidiary, since 1995. Mrs. Whipple is the President of Woman’s Life Insurance Society, a Port Huron, Michigan based fraternal benefits society which offers universal life insurance, whole life insurance, term life insurance, and annuity products, primarily to women. Mrs. Whipple joined the Society in 1979 serving as its legal counsel before becoming its national President in 1990. She is an honors graduate of Central Michigan University and holds a Juris Doctor degree (cum laude) from Thomas M. Cooley Law School in Lansing, Michigan. Mrs. Whipple serves on the National Fraternal Congress (NFCA) Board of Directors, the Steering Committee and Education Committee of the St. Clair County Community Foundation Women’s Initiative, and is a member and past president of the NFCA’s President Section. She has also served on the advisory boards of the Community Foundation of St. Clair County and the Port Huron Salvation Army. Mrs. Whipple is a Fellow of the Life Management Institute (FLMI) and most recently a newly designated Fraternal Insurance Counselor (FIC).
     Dr. Demashkieh was nominated for re-election. His current term on the Company’s Board of Directors will expire at the 2007 Annual Meeting. Dr. Demashkieh has been a Director of the Company since 2002. He is a shareholder, Director and the President of, and a board certified general surgeon with, Huron Surgical Clinic, P.C. located in Port Huron, Michigan. Dr. Demashkiehh served as a member of the Board of Trustees of Port Huron Hospital from 1992 to 2002 and its Chairman from 1999 to 2002. Dr. Demashkieh was Chief of Surgery of Mercy Hospital from 1997 to 1998 and Chief of Staff at Port Huron Hospital from 1989 to 1990.
     The press release is attached as Exhibit No. 99 and incorporated herein by reference.

Item 8.01.	Other Events.
     At its February 22, 2007 meeting the Board of Directors determined that two of its resolutions adopted on July 3, 2006 were reduced to written form incorrectly, and required correction. As corrected, the resolutions provide that (i) Robert L. Patterson was appointed to the Company’s Board of Directors to fill the vacant seat for the term expiring at the 2007 Annual Meeting; and (ii) Gerald R. Bouchard was appointed to the additional seat created by the July 3, 2006 resolution for the term expiring at the 2008 Annual Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
The following exhibits are furnished herewith:

Number	Exhibit Description
99	Press release dated February 27, 2007 announcing Registrant’s nominees for election to its board of directors at its 2007 annual meeting.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

CITIZENS FIRST BANCORP, INC.
Date: February 28, 2007	By:	/s/ Marshall J. Campbell
Marshall J. Campbell Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99	Press release dated February 27, 2007 announcing Registrant’s nominees for election to its board of directors at its 2007 annual meeting.